Exhibit 3.2

                           Amended and Restated Bylaws

                                       of

                             ESKIMO PIE CORPORATION
                       (as last amended effective 4/8/99)

                                ARTICLE I - Stock

         1. Certificates for Stock. Certificates of Stock shall be issued in numerical order, be signed by the Chairman of the Board of Directors, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and sealed with the corporate seal; provided, that where any Certificate of Stock is signed by a duly appointed and authorized Transfer Agent or Registrar the signatures of the Chairman of the Board of Directors, the President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimile, engraved or printed, and the seal of the corporation on any such Certificate of Stock may be facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

         2. Transfers of Stock. Transfers of stock shall be made only upon the books of the corporation, and only by the person named in the certificate or by attorney, lawfully constituted in writing, and only upon surrender of the certificate therefor. The directors may by resolution make reasonable regulations for the transfers of stock. To the extent that any provision of the Rights Agreement between the corporation and First Union National Bank, as Successor Rights Agent, dated as of January 21, 1993, is deemed to constitute a restriction on the transfer of any securities of the corporation, including, without limitation, the Rights, as defined therein, such restriction is hereby authorized by the bylaws of the corporation.

         3. Holders of Record. Registered shareholders only shall be entitled to be treated by the corporation as the holders in fact of the stock standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Virginia.

         4. Lost or Destroyed Certificates. In case of loss or destruction of any certificate of stock another may be issued in its place upon satisfactory proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the corporation, all as determined either expressly by the directors or pursuant to general authority granted by them.


                       ARTICLE II - Shareholders' Meetings

         1. Place of Meetings. Meetings of the shareholders shall be held at such place, within or outside the Commonwealth of Virginia, as the Board of Directors may determine.

         2. Annual Meeting. The annual meeting of the shareholders of the corporation, for the election of directors to succeed those whose terms expire, and for the transaction of such other business as may come before the meeting,


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shall  be held  on the  first  Wednesday  in May of  each  year,  if not a legal holiday, and if a legal holiday, then on the first business day following, at ten o'clock in the forenoon, or on such other date and at such other time as may be fixed by the Board of Directors. If the annual meeting of the shareholders be not held as herein prescribed, the election of directors may be held at any meeting thereafter called pursuant to these Bylaws.

         3. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board, if one is elected, or the President or the Board of Directors.

         4. Notice of Meetings. Written notice of the place, date and hour of the annual and of all special meetings of the shareholders and, in the case of special meetings, of the purpose or purposes for which such special meeting is called, shall be given in the manner specified in Section 1 of Article VII of these Bylaws not less than ten (10) nor more than sixty (60) days prior to the meeting (except that notice of a shareholders' meeting to act on an amendment of the articles of incorporation, a plan of merger or share exchange, a proposed sale of assets other than in the ordinary course of business, or the dissolution of the corporation shall be given not less then twenty-five nor more than 60 days before the meeting date), to each shareholder of record of the corporation entitled to vote thereat. Business transacted at all special meetings shall be confined to the purposes stated in the notice.

         5. Quorum. A quorum at any annual or special meeting of the shareholders shall consist of shareholders holding a majority of the capital stock of this corporation outstanding and entitled to vote thereat, represented either in person or by proxy, except as otherwise specifically provided by law or in the Articles of Incorporation.

         6. Adjourned Meetings. A properly called shareholders' meeting may be adjourned from time to time by a majority in interest of those present in person or by proxy and entitled to vote thereat. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 120 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting; otherwise, no notice of such adjourned meeting need be given if the time and place thereof are announced at the meeting at which the adjournment is taken. The absence from any meeting of shareholders holding the number of shares of stock of the corporation required by law, the Articles of Incorporation or these Bylaws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat in person or by proxy shareholders holding the number of shares of stock of the corporation required in respect of such other matter or matters.

         7. Inspectors of Election. In advance of any meeting of shareholders, the Chairman of the Board, President, Treasurer or Secretary of the corporation shall appoint one or more inspectors of election to serve at such meeting and to make a written report with respect thereto. In addition, any such officer may, but shall not be required to, designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the presiding officer at such meeting shall appoint one or more inspectors to act at the meeting. Each inspector shall discharge his or her duties in accordance with applicable law and shall, before entering upon the discharge of his or her duties, take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

         8. List of Shareholders. A complete list of the shareholders entitled to vote at each annual or special meeting of the shareholders of the corporation, arranged in alphabetical order, showing the address of record of each and the number of voting shares held by each, shall be prepared by the Secretary or the transfer agent, who shall have charge of the stock ledger, and

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at least ten (10) days before  every such  meeting  shall be kept on file at the principal office of the corporation or at the office of its transfer agent or registrar, and shall, during the usual hours for business, be open to the examination of any shareholder in accordance with Virginia law, and during the whole time of said meeting be open to the examination of any shareholder for the purposes thereof.

         9. Voting. Subject to the provisions of Section 10 of this Article II of these Bylaws, each holder of stock of a class which is entitled to vote in any election or on any other questions at any annual or special meeting of the shareholders shall be entitled to one vote, in person or by written proxy, for each share of such class held of record. Except where, and to the extent that, a different percentage of votes and/or a different exercise of voting power is prescribed by law, the Articles of Incorporation or these Bylaws, the following applies:

                  (i) Any corporate action, except the election of directors, an amendment or restatement of the Articles of Incorporation, a merger, a statutory share exchange, sale or other disposition of all or substantially all the corporation's assets otherwise than in the usual and regular course of business, or dissolution shall, for each voting group entitled to vote on the matter, be approved at a meeting at which a quorum of the voting group is present if the votes cast in favor of the action exceed the votes cast against the action;


                  (ii) Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present; and


                  (iii) An amendment or restatement of the Articles of Incorporation, a merger, statutory share exchange, sale or other disposition of all or substantially all the corporation's assets otherwise than in the usual and regular course of business, or dissolution shall be approved by a majority of the votes present and entitled to vote by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group is present.


         10. Determination of Shareholders of Record. The share transfer books may be closed by order of the board of directors for not more than 70 days for the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof (or entitled to receive any distribution or in order to make a determination of shareholders for any other purpose). In lieu of closing such books, the board of directors may fix in advance as the record date for any such determination a date not more than 70 days before the date on which such meeting is to be held (or such distribution made or other action requiring such determination is to be taken). If the books are not thus closed or the record date is not thus fixed, the record date shall be the close of business on the day before the effective date of the notice to shareholders.


         11. Matters to be Brought Before Shareholders' Meetings. Except as otherwise provided by law, at any annual or special meeting of shareholders only such business shall be conducted as shall have been properly brought before the meeting in accordance with this Section.

         In order to be properly brought before the meeting, such business must have either been (i) specified in the written notice of the meeting (or any supplement thereto) given to shareholders of record on the record date for such meeting by or at the direction of the Board of Directors, (ii) brought before the meeting at the direction of the Board of Directors or the officer presiding over the meeting, or (iii) specified in a written notice given by or on behalf of a shareholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such shareholder, in accordance with all the following requirements.

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         A  notice  referred  to  in  clause  (iii)  hereof  must  be  delivered personally to, or mailed to and received at, the principal executive office of the corporation, addressed to the attention of the Secretary, not more than ten
(10) days after the date of the initial notice referred to in clause (i) hereof, in the case of business to be brought before a special meeting of shareholders, and not less than thirty (30) days prior to the first anniversary date of the initial notice referred to in clause (i) hereof of the previous year's annual meeting, in the case of business to be brought before an annual meeting of shareholders, except that any such notice given by or on behalf of a shareholder beneficially owning 15% or more of the corporation's common stock must be so delivered or received not later than April 23 of the year in which the annual meeting is to be held and further provided, however, that such notice shall not be required to be given more than ninety (90) days prior to an annual meeting of shareholders. Such notice referred to in clause (iii) hereof shall set forth:

                  (a) a full description of each such item of business proposed to be brought before the meeting;

                  (b) the name and address of the person proposing to bring such business before the meeting;

                  (c) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has been made publicly available) and as of the date of such notice;

                  (d) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto and the written consent of each such nominee to serve if elected; and

                  (e) all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to
         Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto.

Any matter brought before a meeting of shareholders upon the affirmative recommendation of the Board of Directors where such matter is included in the written notice of the meeting (or any supplement thereto) and accompanying proxy statement given to shareholders of record on the record date for such meeting by or at the direction of the Board of Directors is deemed to be properly before the shareholders for a vote and does not need to be moved or seconded from the floor of such meeting. No business shall be brought before any meeting of shareholders of the corporation otherwise than as provided in this Section.


                        ARTICLE III - Board of Directors

         1. Number; Term of Office; Powers. The business and affairs of the corporation shall be under the direction of a Board of Directors, consisting of a minimum of five (5) and a maximum of eight (8) persons, with the number to be fixed or changed from time to time, within such minimum and maximum range, by resolution of the Board of Directors. In the absence of a specific resolution to the contrary, the number of directors shall be fixed at the number of persons

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nominated by the Board of Directors for election as directors in connection with the annual meeting of shareholders. Directors shall be elected for one year, and shall hold office until their successors are elected and qualified. Directors need not be shareholders. In addition to the power and authority expressly conferred upon them by the Bylaws and the Articles of Incorporation, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or
by  these  Bylaws   directed  or  required  to  be  exercised  or  done  by  the shareholders.

         2. Eligibility to Serve. No person shall be eligible to stand for election or re-election to the Board of Directors in the corporation's fiscal year in which such person shall have his or her 70th birthday, except that any director serving at January 1, 1996 who was then 65 years old or older shall continue to be eligible to serve until age 72.

         3. Resignations. Any director may resign at any time by giving written notice of resignation to the Board of Directors, to the Chairman of the Board of Directors or to the Secretary of the corporation. Any such resignation shall take effect at the time specified therein, or if the time be not specified therein, the upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

         4. Vacancies. Except as otherwise specifically provided by law, the Articles of Incorporation or these Bylaws, all vacancies in the Board of Directors, whether caused by resignation, death, increase in the number of authorized directors or otherwise, may be filled by a majority of the Board of Directors then in office, even though less than a quorum, or by the shareholders at a special meeting. A director thus elected to fill any vacancy shall hold office until the next annual meeting of shareholders and until a successor is elected and qualified.

         5. Annual Meeting. The annual meeting of the Board of Directors, for the election of officers and the transaction of other business, shall be held on the same day and at the same place as, and as soon as practicable following, the annual meeting of shareholders, or at such other date, time or place within or outside the Commonwealth of Virginia as the directors may by resolution designate.

         6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times, and at such place within or outside the Commonwealth of Virginia, as the Board of Directors may from time to time by resolution designate.

         7. Special Meetings. Special meetings of the directors may be called at any time by the Chairman of the Board of Directors or the President; or by the Secretary upon written request of one-third of the directors, such request stating the purpose for which the meeting is to be called. Special meetings shall be held at the principal office of the corporation or at such office within or outside the Commonwealth of Virginia as the directors may from time to time designate.

         8. Notice of Meetings. Except as otherwise required by law or a resolution of the Board of Directors, notice of special meetings of the Board of Directors or of any committee of the Board of Directors shall be given to each director or to each committee member, as the case may be, by mail at least two days before the day on which the meeting is to be held or by personal delivery, word-of-mouth, telephone, telegraph, radio, cable or other comparable means at least six hours before the time at which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by law. No notice need be given of the annual meeting of directors or of regular meetings of directors or of committees of the Board of Directors, provided that, whenever the time or place of such meetings shall be fixed or changed, notice of such action shall be given promptly to each director or to each committee member, as the case may be, who shall not have been present at the meeting at which such action was taken.


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         9. Quorum;  Adjourned Meetings;  Required Vote. A majority of the Board of Directors as constituted from time to time shall be necessary and sufficient at all meetings to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of those present may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice provided a quorum be present at such adjourned meeting. Unless otherwise specifically provided by the Articles of Incorporation or law, the act of a majority of the directors present at any properly convened meeting at which there is a quorum shall be the act of the Board of Directors.

         10. Committees. Standing or Temporary Committees may be appointed from their own number by the Board of Directors from time to time, and the directors may from time to time vest such committees with such powers as the directors may see fit, subject to such conditions as the directors may prescribe or as may be prescribed by law. All committees shall consist of two or more directors. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors; provided, however, that any committee member who ceases to be a director shall ipso facto cease to be a committee member. Any member of any committee may be removed at any time with or without cause by the Board of Directors, and any vacancy in any committee may be filled by the Board of Directors. All committees shall keep regular minutes of their transactions and shall cause them to be recorded in books kept for that purpose in the office of the corporation, and shall report the same to the Board of Directors at their regular meetings. Subject to this Section 9 and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business.

         11.  Compensation.   Directors,  as  such,  may  receive,  pursuant  to
resolution of the Board of Directors, fixed fees, other compensation and expenses for their services as directors, including, without limitation, services as chairmen or as members of committees of the directors; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         12. Consents in Writing. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         13. Participation by Conference Telephone. Members of the Board of Directors or of any committee may participate in a meeting of such Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at the meeting.

                              ARTICLE IV - Officers

         1. Officers. The officers of the corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, one or more of whom may be an Executive Vice President, a Secretary, a Treasurer, and such other officers and assistant officers as the Board of Directors shall deem appropriate, all of whom shall be elected annually by the Board of Directors. One person may hold more than one office.

         2. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of shareholders and directors, shall be the chief executive officer of the corporation and, subject to the direction of the Board of Directors, shall have general supervision and management of the business and affairs of the corporation and shall perform all such other duties as are incident to such office or are properly required by the Board of Directors.

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         3. President. The President shall be the chief operating officer of the corporation and shall, subject to the direction of the Board of Directors and the Chairman of the Board of Directors, direct and supervise the business and affairs of the corporation and shall perform all such other duties as are incident to such office or as are properly required by the Board of Directors or the Chairman of the Board of Directors. During the absence or disability of the Chairman of the Board of Directors, the President shall exercise all powers and discharge all the duties of the Chairman of the Board of Directors.

         4. Executive Vice Presidents and Other Vice Presidents. Each of the Executive Vice Presidents and other Vice Presidents shall perform such duties as are properly required by the Board of Directors, the Chairman of the Board of Directors or the President.

         5. Treasurer. The Treasurer shall have the custody of all moneys and securities of the corporation and shall keep or cause to be kept accurate accounts of all money received or payments made in books kept for that purpose. The Treasurer shall deposit or cause to be deposited funds of the corporation in accordance with Article V, Section 2 of these Bylaws and shall disburse the funds of the corporation by checks or vouchers as authorized by the Board of Directors. The Treasurer shall keep or cause to be kept all books of accounts and accounting records of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation. The Treasurer shall prepare or cause to be prepared appropriate financial statements for the corporation and shall have such other powers and perform such other duties as may be incident to the office of Treasurer.

         6. Secretary. The Secretary shall keep the minutes of the meetings of the shareholders and of the Board of Directors, and, when required, the minutes of the meetings of the committees, and shall be responsible for the custody of all such minutes. The Secretary shall be responsible for the custody of the stock ledger and documents of the corporation. The Secretary shall have custody of the corporate seal and shall affix and attest such seal to any instrument whose execution under seal shall have been duly authorized and enjoy all other powers incident to the office of Secretary.

         7. Other Officers and Assistant Officers. All other officers and assistant officers shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors, the Chairman of the Board of Directors or the President.

         8. Term of Office; Vacancies. Each officer shall hold office until the annual meeting of the Board of Directors following the end of the term of the Board by which such officer is elected, except in the case of earlier death, resignation or removal. Vacancies in any office arising from any cause may be filled by the directors at any regular or special meeting.

         9. Removal. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors.

         10. Proxies. Unless otherwise prescribed by the Board of Directors, the Chairman of the Board of Directors or the President may from time to time himself, by such proxy or proxies, attorney or attorneys, agent or agents of the corporation as he shall designate in the name and on behalf of the corporation, cast the votes to which the corporation may be entitled as a shareholder or otherwise in any other corporation, at meetings, or consent in writing to any action by any such other corporation; and he may instruct the individual or individuals so appointed as to the manner of casting such votes or giving such consent, and execute or cause to be executed on behalf of the corporation such written proxies, consents, waivers or other instruments as he may deem necessary or desirable.

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                        ARTICLE V - Dividends and Finance

         1. Dividends. Dividends may be declared to the full extent permitted by law at such times as the Board of Directors shall direct.

         2. Deposits; Withdrawals; Notes and Other Instruments. The moneys of the corporation shall be deposited in the name of the corporation in such banks or trust companies as shall be designated by, and shall be drawn out only by check signed by, persons designated from time to time, by the Board of Directors or by an officer of this corporation to whom the Board of Directors has delegated such authority. All notes and other instruments for the payment of money shall be signed or endorsed by officers or other person authorized from time to time by the Board of Directors or by an officer of this corporation to whom the Board of Directors has delegated such authority.

         3. Fiscal Year. The fiscal year of the corporation shall date from the first day of January in each year.

                     ARTICLE VI - Books and Records; Offices

         1. Books and Records. The books, accounts and records of the corporation, except as may be otherwise required by the laws of the Commonwealth of Virginia, may be kept within or outside of the said State at such places as the Board of Directors may from time to time appoint.

         2. Offices. The corporation may have offices in the City of Richmond, Virginia and at such other places as the Board of Directors may from time to time designate or the business of the corporation may require.

                              ARTICLE VII - Notices

         1. Notices. Whenever any provision of law or these Bylaws requires notice to be given to any director, officer or shareholder, such notice may be given in writing by mailing the same to such director, officer or shareholder at his or her address as the same appears in the books of the corporation, unless such shareholder shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request. The time when the same shall be mailed shall be deemed to be the time of the giving of such notice. This section shall not be deemed to preclude the giving of notice by other means if permitted by the applicable provision of law or these Bylaws.

         2. Waivers of Notice. A waiver of any notice in writing, signed by a shareholder or director, whether before or after the time stated in said waiver for holding a meeting, shall be deemed equivalent to a notice required to be given to any shareholder or director.

         A shareholder's or director's attendance at or participation in a meeting waives any required notice to him of the meeting unless he at the beginning of the meeting or promptly upon his arrival objects to the holding of the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to the action taken at the meeting.


                       ARTICLE VIII - Conflict of Interest

         1. Interested Directors or Officers. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of the directors or officers of the corporation are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer of the corporation is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

                  (i) the material facts of the transaction and the director's or officer's interest are disclosed or known to the board of directors or a committee of the board of directors, and the transaction was authorized, approved or ratified by the affirmative vote of a majority of the directors on the board of directors, or on the committee, who have no direct or indirect personal interest in the transaction; provided, however, that a transaction shall not be authorized, approved or ratified by a single director; or

                  (ii) the material facts of the transaction and the director's or officer's interest are disclosed to the shareholders entitled to vote, and the transaction is authorized, approved or ratified by the vote of a majority of the shares other than shares owned by or voted under the control of a director or officer who has a direct or indirect interest in the transaction; or

                  (iii) the transaction is fair to the corporation.

                                ARTICLE IX - Seal

         1. Seal. The corporate seal of the corporation shall be a flat-face circular die containing the name of the corporation, of which there may be any number of counterparts or facsimiles, in such form as the Board of Directors shall from time to time adopt.


                             ARTICLE X - Amendments

         1. Amendments. These bylaws may be amended or repealed by the Board of Directors except to the extent that: (i) this power is reserved exclusively to the shareholders by law or the articles of incorporation; or (ii) the shareholders in adopting or amending particular bylaws provide expressly that the Board of Directors may not amend or repeal the same. These bylaws may be amended or repealed by the shareholders even though the same also may be amended or repealed by the Board of Directors.

                   Article II, Section 11 of Bylaws as amended
                 4/8/99* (added language indicated by bold-face
                                  blacklining)


                  RESOLVED THAT, it is in the best interest of the corporation to amend Section 11 of Article II of the corporation's bylaws to read in its entirety as follows:


         11. Matters to be Brought Before Shareholders' Meetings. Except as otherwise provided by law, at any annual or special meeting of shareholders only such business shall be conducted as shall have been properly brought before the meeting in accordance with this Section.

         In order to be properly brought before the meeting, such business must have either been (i) specified in the written notice of the meeting (or any supplement thereto) given to shareholders of record on the record date for such meeting by or at the direction of the Board of Directors, (ii) brought before the meeting at the direction of the Board of Directors or the officer presiding over the meeting, or (iii) specified in a written notice given by or on behalf of a shareholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such shareholder, in accordance with all the following requirements.

         A notice referred to in clause (iii) hereof must be delivered personally to, or mailed to and received at, the principal executive office of the corporation, addressed to the attention of the Secretary, not more than ten
(10) days after the date of the initial notice referred to in clause (i) hereof, in the case of business to be brought before a special meeting of shareholders, and not less than thirty (30) days prior to the first anniversary date of the initial notice referred to in clause (i) hereof of the previous year's annual meeting, in the case of business to be brought before an annual meeting of shareholders, EXCEPT THAT ANY SUCH NOTICE GIVEN BY OR ON BEHALF OF A SHAREHOLDER BENEFICIALLY OWNING 15% OR MORE OF THE CORPORATION'S COMMON STOCK MUST BE SO DELIVERED OR RECEIVED NOT LATER THAN APRIL 23 OF THE YEAR IN WHICH THE ANNUAL MEETING IS TO BE HELD AND FURTHER provided, however, that such notice shall not be required to be given more than ninety (90) days prior to an annual meeting of shareholders. Such notice referred to in clause (iii) hereof shall set forth:

                  (a) a full description of each such item of business proposed to be brought before the meeting;

                  (b) the name and address of the person proposing to bring such business before the meeting;

                  (c) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has been made publicly available) and as of the date of such notice;

                  (d) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto and the written consent of each such nominee to serve if elected; and

                  (e) all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to
         Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto.

Any matter brought before a meeting of shareholders upon the affirmative recommendation of the Board of Directors where such matter is included in the written notice of the meeting (or any supplement thereto) and accompanying proxy statement given to shareholders of record on the record date for such meeting by or at the direction of the Board of Directors is deemed to be properly before the shareholders for a vote and does not need to be moved or seconded from the floor of such meeting. No business shall be brought before any meeting of shareholders of the corporation otherwise than as provided in this Section.


------------------------------------------
* The added language was initially adopted by amendment on February 18, 1999 and at that time contained a date of March 15, 1999 rather than the current date of April 23, 1999. Before the most recent amendment of this provision on April 8, 1999, which is set forth herein, the March 15 date was further extended by amendment on several occasions.